UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Merrimack Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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Merrimack Pharmaceuticals, Inc.

One Kendall Square, Suite B7201

Cambridge, MA 02139

SUPPLEMENT TO THE PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 30, 2017

March 24, 2017

These Definitive Additional Materials amend and supplement the Definitive Proxy Statement dated February 14, 2017 (the “Definitive Proxy Statement”), initially mailed to stockholders on or about February 14, 2017, by Merrimack Pharmaceuticals, Inc., a Delaware corporation (“Merrimack”, the “Company”, “we”, “us” or “our”), for a special meeting of stockholders (the “Special Meeting”) of Merrimack to be held on March 30, 2017 at 10:00 a.m., Eastern time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 500 Boylston Street, Boston, MA 02116. The purpose of the Special Meeting is to consider and vote upon, among other things, a proposal to approve the sale (the “Asset Sale”) of our assets used in the manufacturing and commercialization of ONIVYDE® and MM-436 pursuant to the terms of the Asset Purchase and Sale Agreement (as it may be amended from time to time, the “Asset Sale Agreement”), dated January 7, 2017, by and between Merrimack and Ipsen S.A., a société anonyme organized under the laws of France.

These Definitive Additional Materials have been filed by Merrimack with the Securities and Exchange Commission (the “SEC”) on March 24, 2017. Merrimack previously filed Definitive Additional Materials with the SEC on March 6, 2017 and March 17, 2017 (the “Prior Definitive Additional Materials”). These Definitive Additional Materials supplement the Prior Definitive Additional Materials.

If any stockholders have not already submitted a proxy for use at the Special Meeting, they are urged to do so promptly. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy.

If you have any questions concerning the Asset Sale, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders May Call Toll-Free: (877) 456-3510

Bank and Brokers May Call Collect: (212) 750-5833

The information contained herein speaks only as of March 24, 2017 unless the information specifically indicates that another date applies.

As previously disclosed by the Company, a lawsuit was filed by the trustee and certain holders of the Company’s outstanding 4.50% Convertible Notes due 2020, in the Court of Chancery in the State of Delaware, captioned Wells Fargo Bank, National Association, Wolverine Flagship Fund Trading Limited, Highbridge International LLC, and Highbridge Tactical Credit & Convertibles Master Fund, L.P. v. Merrimack Pharmaceuticals, Inc. (the “Delaware Action”). The Delaware Action seeks, among other things, to enjoin the issuance of the $200 million special dividend that the Company has announced it intends to pay following the closing of the Asset Sale and seeks specific performance of the Company’s alleged obligation to repurchase the Convertible Notes in connection with the closing of the Asset Sale. As noted in the Prior Definitive Additional Materials filed on March 17, 2017, if the Delaware Action is successful, the Company may be prohibited from issuing some or all of the expected $200 million special dividend to its stockholders.

The Company believes the Delaware Action is without merit and intends to vigorously defend against all claims asserted. The Company has decided to proceed directly to trial and will request a schedule for discovery and trial that would result in a trial in fall 2017. In connection with this decision, the Company has agreed to, within seven business days following the closing of the Asset Sale, deposit into an escrow account $60 million in proceeds from the Asset Sale, which funds would have otherwise been allocated to the proposed $200 million special dividend. The funds will remain in escrow for the duration of the Delaware Action in order to provide security to the plaintiffs for their claims in the Delaware Action. In connection with the agreement to escrow such funds, the plaintiffs will withdraw their motion for a preliminary injunction.

The Company now expects to pay a dividend to stockholders of $140 million in total following the closing of the Asset Sale, subject to the approval of its Board of Directors. If the Delaware Action, which the Company believes is without merit, is resolved favorably for the Company, the Board of Directors intends to declare an additional special dividend at the conclusion of the Delaware Action to return to stockholders any remaining escrow funds, assuming that the Company has sufficient surplus at such time to allow for the declaration of this dividend.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information that we file at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Merrimack Pharmaceuticals, Inc.

One Kendall Square, Suite B7201

Cambridge, MA 02139

(617) 441-1000

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, http://investors.merrimack.com. The information included on our website is not incorporated by reference into this proxy statement.

FORWARD LOOKING STATEMENTS

These definitive additional materials contains forward-looking statements of the Company that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in these definitive additional materials are forward-looking statements. Forward looking statements can be identified by the use of the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. The Company’s forward-looking statements include, among others, statements about the Company’s expectations with respect to the consummation of the proposed transaction, the timing and outcome of the Delaware Action and payment of the proposed special dividend. Actual events or results may differ materially from those described in these definitive additional materials due to a number of risks and uncertainties. Risks and uncertainties include, among other things, risks related to the satisfaction of the conditions to closing the Asset Sale in the anticipated timeframe or at all; whether stockholders approve the deal; whether the Company is able to successfully defend the Delaware Action; whether the Company is able to satisfy the necessary legal tests required to make the anticipated special dividend; whether the Company becomes subject to additional litigation claims; significant transaction and litigation costs; unknown liabilities; other business effects, including the effects of industry, market, economic, political or regulatory conditions; and those risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 1, 2017, the Definitive Proxy Statement and its other filings with the SEC. The forward-looking statements in these definitive additional materials represent the Company’s views as of the date of these definitive additional materials. The Company anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of these definitive additional materials.